As filed with the Securities and Exchange Commission on August 3, 2022

Registration No. 333-265336

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT No. 1

TO

FORM S-3

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

SUNWORKS, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	01-0592299 (I.R.S. Employer Identification Number)

1555 Freedom Boulevard

Provo, UT 84604

(385) 497-6955

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Gaylon Morris

Chief Executive Officer

Sunworks, Inc.

1555 Freedom Boulevard

Provo, UT 84604

(385) 497-6955

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Christopher D. Ivey, Esq.

Stradling Yocca Carlson & Rauth, P.C.

660 Newport Center Drive, Suite 1600

Newport Beach, California 92660

(949) 725-4000

Approximate date of commencement of proposed sale to public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, or the Securities Act, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Securities and Exchange Act of 1934, as amended.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Pre-Effective Amendment No. 1, or this Amendment, to the Registration Statement on Form S-3 of Sunworks, Inc. (File No. 333-265336), initially filed on June 1, 2022, or the Registration Statement, is being filed as an exhibit-only filing to file an updated consent of KMJ Corbin & Company LLP, filed herewith as Exhibit 23.1, or the Consent. Accordingly, this Amendment consists only of the facing page, this explanatory note, Item 16 of Part II of the Registration Statement, the signature pages to the Registration Statement, and the Consent filed herewith as Exhibit 23.1. The prospectus and the balance of Part II of the Registration Statement are unchanged and have been omitted.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 16. EXHIBITS.

Exhibit No.	Description
1.1*	Form of Underwriting Agreement
4.1	Amended and Restated Certificate of Incorporation. (incorporated by reference to Exhibit 3.1 to the Registrant’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 26, 2021).
4.2	Bylaws of Sunworks, Inc. (as Updated Through June 2, 2021, incorporated by reference to Exhibit 3.2 to the Registrant’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 26, 2021).
4.4*	Form of Certificate of Designation of Preferred Stock
4.5*	Form of Warrant Agreement (including form of warrant)
4.6*	Form of Unit Agreement (including form of unit)
5.1**	Opinion of Stradling Yocca Carlson & Rauth, P.C.
23.1±	Consent of Independent Registered Public Accounting Firm
23.2**	Consent of Stradling Yocca Carlson & Rauth, P.C. (included in Exhibit 5.1)
24.1**	Power of Attorney (included on the signature page of this registration statement)
107**	Filing Fees.

±	Filed herewith.

*	To be filed by amendment to this registration statement, or as an exhibit to a document to be incorporated by reference into this registration statement, in each case in connection with a particular offering of the securities.

**	Previously filed.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Provo, State of Utah, on August 3, 2022.

SUNWORKS, INC.

By:	/s/ Gaylon Morris
Gaylon Morris
Chief Executive Officer

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Gaylon Morris	Chief Executive Officer and Director	August 3, 2022
Gaylon Morris	(Principal Executive Officer)

/s/ Jason Bonfigt	Chief Financial Officer	August 3, 2022
Jason Bonfigt	(Principal Financial and Accounting Officer)

*	Chairperson of the Board	August 3, 2022
Judith Hall

*	Director	August 3, 2022
Stanley Speer

*	Director	August 3, 2022
Rhone Resch

*	Director	August 3, 2022
Patrick McCullough

*By:	/s/ Gaylon Morris
Gaylon Morris
Attorney-in-fact